Exhibit 99.1

NEWS BULLETIN	AAON, Inc.
2425 South Yukon Ave. • Tulsa, OK 74107-2728
• Ph: (918) 583-2266 • Fax: (918) 583-6094 •
•http://www.aaon.com•
For Further Information:
FOR IMMEDIATE RELEASE August 25, 2014	Jerry R. Levine • Phone: (914) 244-0292 • Fax: (914) 244-0295
Email: jrladvisor@yahoo.com

AAON ANNOUNCES REACTIVATION OF STOCK BUYBACK PLAN

TULSA, OK, August 25, 2014 - AAON, Inc. (NASDAQ-AAON), today announced that its Board of Directors has authorized the Company to resume its stock buyback program adopted in May 2010, having a balance of approximately 1,350,000 shares yet to be repurchased. Under the terms of the Company’s plan, purchases may be made from time to time in the open market or through privately negotiated transactions at prevailing market prices, depending on market conditions. All shares purchased will be restored to the status of authorized but unissued stock.

Norman H. Asbjornson, President and CEO, stated, “We believe that part of our sizable cash flow should be used to repurchase our stock at current market prices.”

Certain statements in this news release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended. Statements regarding future prospects and developments are based upon current expectations and involve certain risks and uncertainties that could cause actual results and developments to differ materially from the forward-looking statements.